Exhibit 4.2

KINDER MORGAN, INC.

OFFICERS’ CERTIFICATE
PURSUANT TO SECTION 301 OF INDENTURE

Pursuant to resolutions adopted by the Board of Directors of Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), or a committee thereof, on January 21, 2015, February 23, 2015 and March 9, 2015, and in accordance with Section 301 of the Indenture, dated as of March 1, 2012 (the “Indenture”), between the Corporation and U.S. Bank National Association, as trustee (the “Trustee”) relating to senior debt Securities of the Corporation, each of the undersigned, Anthony Ashley and Adam Forman, the Vice President and Treasurer and the Vice President and Secretary, respectively, of the Corporation does hereby certify, in connection with the issuance of (i) €750,000,000 aggregate principal amount of 1.500% Senior Notes due 2022 (the “2022 Notes”) and (ii) €500,000,000 aggregate principal amount of 2.250% Senior Notes due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”), that the terms of the Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

1. 2022 Notes

Title:	1.500% Senior Notes due 2022

Issuer:	Kinder Morgan, Inc.

Trustee:	U.S. Bank National Association

Paying Agent and Transfer Agent:	Elavon Financial Services Limited, UK Branch

Registrar:	Elavon Financial Services Limited

Aggregate Principal Amount at Maturity:	€750,000,000

Principal Payment Date:	March 16, 2022

Interest:	1.500% per annum

Date from which Interest will Accrue:	March 16, 2015

Interest Payment Dates:	Annually on March 16, commencing March 16, 2016

Optional Redemption:	The Corporation may at its option redeem the 2022 Notes, at any time in whole or from time to time in part, prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed or electronically delivered to the registered address of each holder of record of the 2022 Notes, at a redemption price, calculated by the Corporation, equal to the greater of:

(i) 100% of the principal amount of the 2022 Notes being redeemed; or

(ii)          the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the 2022 Notes), plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Redemption for tax purposes:

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 9, 2015, the Corporation becomes, or based upon a written opinion of independent counsel selected by the Corporation, will become obligated to pay additional amounts as described under Section 8 of Exhibit A hereto with respect to the 2022 Notes, then the Corporation may at its option redeem, in whole, but not in part, the 2022 Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on the 2022 Notes to the date fixed for redemption.

Conversion:	None

Sinking Fund:	None

Denominations:	€100,000 and any integral multiple of €1,000 in excess thereof.

Miscellaneous:	The terms of the 2022 Notes shall include such other terms as are set forth in the form of 2022 Notes attached hereto as

Exhibit A and in the Indenture. In addition, the global notes for the 2022 Notes shall include the following language: “To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.”

“Depositary” means “Elavon Financial Services Limited.”

Solely with respect to the 2022 Notes, the following shall be added as the final sentence of Section 1303(1) of the Indenture:

“As used herein, “U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government or the central bank of the German Government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.”

2. 2027 Notes

Title:	2.250% Notes due 2027

Issuer:	Kinder Morgan, Inc.

Trustee:	U.S. Bank National Association

Paying Agent and Transfer Agent:	Elavon Financial Services Limited, UK Branch

Registrar:	Elavon Financial Services Limited

Aggregate Principal Amount at Maturity:	€500,000,000

Principal Payment Date:	March 16, 2027

Interest:	2.250% per annum

Date from which Interest will Accrue:	March 16, 2015

Interest Payment Dates:	Annually on March 16, commencing March 16, 2016

Optional Redemption:

The Corporation may at its option redeem the 2027 Notes, at any time in whole or from time to time in part, prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed or electronically delivered to the registered address of each holder of record of the 2027 Notes, at a redemption price, calculated by the Corporation, equal to the greater of:

(i) 100% of the principal amount of the 2027 Notes being redeemed; or

(ii)   the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the 2027 Notes), plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Redemption for tax purposes:

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 9, 2015, the Corporation becomes, or based upon a written opinion of independent counsel selected by the Corporation, will become obligated to pay additional amounts as described under Section 8 of Exhibit A hereto with respect to the 2027 Notes, then the Corporation may at its option redeem, in whole, but not in part, the 2027 Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on the 2027 Notes to the date fixed for redemption.

Conversion:	None

Sinking Fund:	None

Denominations:	€100,000 and any integral multiple of €1,000 in excess thereof.

Miscellaneous:

The terms of the 2027 Notes shall include such other terms as are set forth in the form of 2027 Notes attached hereto as Exhibit A and in the Indenture. In addition, the global notes for the 2027 Notes shall include the following language: “To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.”

“Depositary” means “Elavon Financial Services Limited.”

Solely with respect to the 2027 Notes, the following shall be added as the final sentence of Section 1303(1) of the Indenture:

“As used herein, “U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government or the central bank of the German Government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.”

Subject to the covenants described in the Indenture, as amended or supplemented from time to time, the Corporation shall be entitled, subject to authorization by the Board of Directors of the Corporation and an Officers’ Certificate, to issue additional notes from time to time under each series of notes issued hereby without the consent of the Holders of the Notes so long as such additional principal amount of Notes are authenticated as required by the Indenture. Any such additional notes of a series shall have identical terms as the 2022 Notes and 2027 Notes, as the case may be, issued on the issue date, other than with respect to the date of issuance, the date interest begins to accrue, the first interest payment date, and the issue price (together, the “Additional Notes”); provided that the Additional Notes shall have a separate ISIN number unless the Additional Notes are fungible with the Outstanding Notes for U.S. federal income tax purposes. Any Additional Notes will be issued in accordance with Section 301 of the Indenture.

Notes are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of one or more book-entry Global Securities.

Elavon Financial Services Limited, and any other banking institution hereafter selected by the officers of the Corporation, is appointed agent of the Corporation (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Corporation in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal and interest.

The Notes shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Corporation set forth therein, except to the extent expressly otherwise provided herein or in the Notes.

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name this 16th day of March, 2015.

/s/ Anthony Ashley
Anthony Ashley
Vice President and Treasurer

/s/ Adam Forman
Adam Forman
Vice President and Secretary

EXHIBIT A

FORM OF NOTE DUE 20[•]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

KINDER MORGAN, INC.
[•]% Note due 20[•]

No. [•]	COMMON CODE No.: [•]
ISIN No.: [•]

€[•]

KINDER MORGAN, INC., a Delaware corporation (the “Corporation”), for value received promises to pay to USB NOMINEES (UK) LIMITED or registered assigns the principal sum of [•] EUROS on [•], 20[•].

Interest Payment Date: Annually on [•], beginning on [•], 2016, and on the principal payment date (each, an “Interest Payment Date”).

Interest Record Date: Each [•] preceding the relevant Interest Payment Date (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated: [•], 2015

KINDER MORGAN, INC.

By:
Anthony Ashley
Vice President and Treasurer

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

KINDER MORGAN, INC.

[•]% Note due 20[•]

1.                                      Interest

KINDER MORGAN, INC. (the “Corporation”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from [•], 2015. Interest on this Note will be paid to but excluding the relevant Interest Payment Date. The Corporation will pay interest annually in arrears on each Interest Payment Date, commencing [•], 2016. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or [•], 2015 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The Corporation shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.                                      Paying Agent and Registrar

Initially, Elavon Financial Services Limited, UK Branch, (the “Paying Agent”) will act as paying agent. Elavon Financial Services Limited will initially act as security registrar for the Notes. The Corporation may change any paying agent or security registrar upon notice to the Trustee.

3.                                      Indenture; Defined Terms

This Note is one of the [•]% Notes due 20[•] (the “Notes”) issued under an indenture dated as of March 1, 2012 (the “Base Indenture”) by and between the Corporation and the Trustee, as trustee, as supplemented by an Officer’s Certificate dated [•], 2015, issued pursuant to Section 301 of the Indenture (together with the Base Indenture, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof, originally issued in book-entry only form in the aggregate principal amount of $[            ]. This series of Securities may be reopened for issuances of additional Securities without the consent of Holders.

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date on which the Indenture was qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.

To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.                                      Payment on the Notes

All payments of principal of, the redemption price (if any), and interest and additional amounts (as provided in Section 8 hereof, if any), on the Notes, will be payable in euro, provided, that if on or after [•], 2015, the euro is unavailable to the Corporation due to the imposition of exchange controls or other circumstances beyond the Corporation’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Corporation or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

5.                                      Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

6.                                      Amendment; Supplement; Waiver

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of each series of Outstanding Securities (including the Notes) under the Indenture that is affected by such amendment, supplement or waiver (voting as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not adversely affect the rights of any Holder of a Note.

7.                                      Optional Redemption

The Corporation may at its option redeem any of the Notes in whole or in part at any time, each at a redemption price calculated by the Corporation equal to the greater of:

(A)                               100% of the principal amount of the Notes to be redeemed; and

(B)                               the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus [•] basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the Interest Record Date according to the Notes and the Indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Corporation, a German government bond whose maturity is closest to the maturity of the Notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Corporation, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Corporation.

Notice of redemption will be mailed or electronically delivered at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected according to the procedures of The Depository Trust Company, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note.

Unless the Corporation defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the applicable depository procedures, in the case of Notes represented by a Global Note, or by lot, in the case of Notes that are not represented by a Global Note; provided, however, that no Notes of a principal amount of €100,000 or less shall be redeemed in part.

8.                                      Payment of Additional Amounts

All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, the Corporation will pay such additional amounts on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Corporation will not be required, however, to make any payment of additional amounts for or on account of:

(A)                               any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between that Holder (or the beneficial owner for whose benefit such Holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(B)                               any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(C)                               any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(D)                               any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Notes;

(E)                                any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Note if that payment can be made without withholding by any other paying agent;

(F)                                 any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any Holder of Notes to comply with the Corporation’s request or a request of the Corporation’s agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any Holder of the Notes that such beneficial owner or Holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(G)                               any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Corporation or (2) a controlled foreign corporation that is related to the Corporation within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this paragraph (G);

(H)                              to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(I)                                   any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(J)                                   any combination of items (A), (B), (C), (D), (E), (F), (G), (H) and (I);

nor will the Corporation pay any additional amounts to any beneficial owner or Holder of Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Notes.

As used in this Section 8, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

9.                                      Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after [•], 2015, the Corporation becomes, or based upon a written opinion of independent counsel selected by the Corporation, will become obligated to pay additional amounts as described under Section 8 hereof with respect to the Notes, then the Corporation may at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on the Notes to the date fixed for redemption.

10.                               Defaults and Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and any premium and accrued but unpaid interest on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture.  The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The Indenture contains provisions that relieve the Corporation from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Corporation with certain conditions set forth in the Indenture.

11.                               Affiliates

Obligations of the Corporation under the Indenture and the Securities thereunder, including this Security, are non-recourse to the Corporation’s Affiliates, and payable only out of cash flow and assets of the Corporation. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) none of the Corporation’s Affiliates, nor their respective assets, shall be liable for any of the obligations of the Corporation under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, agent or shareholder, as such, of the Corporation, the Trustee or any of their respective Affiliates shall have any personal liability in respect of the obligations of the Corporation under the Indenture or such Securities by reason of his, her or its status.

12.                               Authentication

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

13.                               Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14.                               Common Code/ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused Common Code/ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

15.                               Governing Law

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee